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                                                                    EXHIBIT 3.54


                                                                          PAGE 1

                               State of Delaware

                        Office of the Secretary of State

                          ---------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "WLTW LICENSE CORP.", FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF MAY, A.D. 1997, AT 12:30 O'CLOCK P.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.







               [SECRETARY'S OFFICE      /s/ Edward J. Freel
                  OF DELAWARE           -----------------------------------
                     SEAL]              Edward J. Freel, Secretary of State

2755442   8100                          AUTHENTICATION:     8483677
971172795                                         DATE:     05-28-97




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                          CERTIFICATE OF INCORPORATION
                                       OF
                               WLTW LICENSE CORP.


     FIRST: The name of the corporation (hereinafter sometimes referred to as the "Corporation") is:

                               WLTW LICENSE CORP.

     SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The aggregate number of all classes of shares which the Corporation shall have authority to issue is one thousand (1,000) shares of common stock, par value of $.01 per share.

     No holder of shares of the Corporation of any class, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase or receive any share of the Corporation of any class, now or hereafter authorized, or any options of warrants for such shares, or any rights to subscribe to or purchase such shares, or any securities convertible into or exchangeable for such shares, which may at any time or from time to time be issues, sold or offered for sale by the Corporation; provided, however, that in
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connection with the issuance or sale of any such shares or securities, the
Board of Directors of the Corporation may, in its sole discretion, offer such shares or securities, or any part thereof, for purchase or subscription by the holders of shares of the Corporation, except as may otherwise be provided by this Certificate of Incorporation, as amended from time to time.

     At all times, each holder of common stock of the Corporation shall be entitled to one vote for each share of common stock held by such stockholder standing in the name of such stockholder on the books of the Corporation.

     FIFTH: The name and address of the Incorporator is as follows:

                          Sonja K. Gruhl
                          Latham & Watkins
                          1001 Pennsylvania Avenue, NW
                          Suite 1300
                          Washington, D.C. 20004

     SIXTH: In furtherance and not in limitation of the power conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation.

     SEVENTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for the breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transactions from which the director derived an improper personal benefit.
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     EIGHTH: Election of directors need not be by written ballot unless the
Bylaws of the Corporation shall so provide.

     NINTH: The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the law of the State of Delaware. All rights conferred upon stockholders herein are granted subject to this reservation.

     I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, herein declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 28th day on May, 1997.



                                              /s/ Sonja K. Gruhl
                                                 ---------------------------
                                                 Sonja K. Gruhl
                                                 Incorporator